UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2012 (October 15, 2012)

Helix Energy Solutions Group, Inc.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	001-32936 (Commission File Number)	95-3409686 (IRS Employer Identification No.)
400 North Sam Houston Parkway East, Suite 400 Houston, Texas (Address of principal executive offices)	281-618-0400 (Registrant’s telephone number, including area code)	77060 (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 15, 2012, Helix Energy Solutions Group, Inc., a Minnesota corporation (“Helix”), as seller, and Coastal Trade Limited, a company organized under the laws of the British Virgin Islands, as buyer, entered into an agreement for the sale of the Caesar and Express pipelay vessels and related equipment for total cash consideration of $238,250,000 (the “Pipelay Asset Sale Agreement”).  The sale of these assets is expected to close in two stages as each vessel completes its existing contractual backlog.  The Express closing is expected to occur in February 2013 and the Caesar closing is expected to occur in July 2013.  Helix has received a $50,000,000 deposit in connection with this transaction which is only refundable under limited circumstances.  The closing of the transaction is subject to the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

The description of the provisions of the Pipelay Asset Sale Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein, is qualified in its entirety by reference to its full and complete terms.

Item 7.01 Regulation FD Disclosure

On October 16, 2012, Helix issued a press release announcing the sale of its pipelay vessels.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01   Financial Statements and Exhibits.

(d)           Exhibits.

Number                      Description
----------                      --------------

10.1	Pieplay Asset Sale Agreement, dated October 15, 2012, by and between Helix, as seller and Coastal Trade Limited, as buyer.

99.1	Press release, dated October 16, 2012, issued by Helix announcing sale of pipelay vessels.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:           October 16, 2012

HELIX ENERGY SOLUTIONS GROUP, INC.

By: /s/ Anthony Tripodo
Anthony Tripodo
Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit No.                                Description

10.1	Pieplay Asset Sale Agreement, dated as October 15, 2012, by and between Helix, as seller and Coastal Trade Limited, as buyer.

99.1	Press release, dated October 16, 2012, issued by Helix announcing sale of pipelay vessels.